Exhibit (11)

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199
WWW.ROPESGRAY.COM

April 17, 2019

Voya Variable Portfolios, Inc.
7337 East Doubletree Ranch Road, Suite 100
Scottsdale, Arizona 85258

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form N-14 (the “Registration Statement”) being filed today by Voya Variable Portfolios, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed acquisition by Voya Global Equity Portfolio, a series of the Company (the “Acquiring Portfolio”), of all the assets of VY® Templeton Global Growth Portfolio, a series of Voya Investors Trust (the “Acquired Portfolio”), and the issuance of Class ADV, Class I, Class S, and Class S2 shares of capital stock of the Acquiring Portfolio in connection therewith (collectively, the “Shares”), all in accordance with the terms of the Agreement and Plan of Reorganization to be entered into by the Company, on behalf of the Acquiring Portfolio, and Voya Investors Trust, on behalf of the Acquired Portfolio (the “Agreement and Plan of Reorganization”), in substantially the form included as Appendix A to the proxy statement/prospectus that is part of the Registration Statement.

In connection with this opinion, we have examined the form of Agreement and Plan of Reorganization. We have examined such certificates, documents, and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

We have assumed, for the purposes of this opinion, that, prior to the date of the issuance of the Shares, the Agreement and Plan of Reorganization will have been duly executed and delivered by each party thereto in the form included as Appendix A to the proxy statement/prospectus that is part of the Registration Statement and will constitute a legal, valid, and binding obligation of the Company, on behalf of the Acquiring Portfolio.

In rendering the opinion expressed herein, we have, with your approval, relied solely on the opinion, dated the date hereof, of Venable LLP insofar as such opinion relates to the laws of the State of Maryland (subject to all of the assumptions and qualifications to which such opinion is subject), and we have made no independent examination of the laws of that jurisdiction. We are providing a copy of that opinion together with this opinion, which is subject to the same assumptions as those set forth in the opinion of Venable LLP attached hereto, including without limitation that, upon any issuance of the Shares, the total number of issued and outstanding shares of Common Stock of each series or class of the Company will not exceed the total number of shares of Common Stock of such series or class that the Company is then authorized to issue under the charter of the Company.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Class ADV, Class I, Class S, and Class S2 shares of the Acquiring Portfolio has been duly authorized and that, when and if issued and delivered in accordance with the resolutions adopted by the Board of Directors of the Company relating to the authorization of the registration, sale, and issuance of the Shares and the approval of the Agreement and Plan of Reorganization, and in accordance with the Agreement and Plan of Reorganization and the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Company in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP